SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OSCA INC

                    MJG ASSOCIATES, INC.
                                 5/31/02            3,000-           28.0000
                    GABELLI SECURITIES, INC.
                                 5/31/02           21,600-           28.0000
                    GAMCO INVESTORS, INC.
                                 5/31/02          308,804-           28.0000

                    GABELLI ASSOCIATES LTD
                                 5/31/02          227,405-           28.0000
                                 5/29/02           16,225            27.9600
                                 5/28/02            6,200            27.9600
                    GABELLI FUND, LDC
                                 5/31/02            2,000-           28.0000
                    GABELLI ASSOCIATES FUND
                                 5/31/02          164,625-           28.0000
                                 5/29/02            4,100            27.9600
                                 5/10/02           10,600-           27.9357
                                 5/10/02           10,300            27.9357
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 5/31/02           45,900-           28.0000


          (1) THE DISPOSITIONS ON 05/31/02 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.